UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2015

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

(281) 840-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Limited Liability Company Agreement
Linn Energy, LLC, a Delaware limited liability company (the “Company”), and Q-QL I (VI) Investment Partners, LLC (“Quantum”), a Delaware limited liability company and affiliate of Quantum Energy Partners, LLC (“QEP”), were admitted as members of QL Energy I, LLC, a Delaware limited liability company (“AcqCo”), pursuant to the limited liability company agreement of AcqCo (the “LLC Agreement”) executed by the Company and Quantum dated as of June 30, 2015 (the “Effective Date”). Pursuant to the LLC Agreement, the Company was issued incentive interests in AcqCo (the “Linn Incentive Interests”) entitling the Company to 20% of the profits of AcqCo after Quantum receives a return of capital plus an 8.0% internal rate of return (the “Quantum Return”), subject to the vesting requirements described below under “—Linn Incentive Interests.”
The Capital Member and Capital Contributions.
Pursuant to the LLC Agreement, Quantum was admitted to AcqCo as the “Capital Member” upon execution of the LLC Agreement. As the Capital Member and subject to the terms and conditions set forth in the LLC Agreement, Quantum has made a $1 billion equity commitment to AcqCo, and will make capital contributions to AcqCo as approved by the board of directors of AcqCo (the “AcqCo Board”).
Linn Incentive Interests.
Pursuant to the LLC Agreement, the Company was admitted to AcqCo as the “Linn Incentive Member” upon execution of the LLC Agreement. As of the Effective Date, and pursuant to the Linn Incentive Pool Plan attached to and made a part of the LLC Agreement, the Company was issued 1,000,000 incentive units (the “Linn Units”) representing the Linn Incentive Interests. The Linn Incentive Interests entitle the Company to 20% of the profits of AcqCo after Quantum has received the Quantum Return, subject to the vesting and forfeiture provisions described below. In addition, if AcqCo undertakes a sale of assets, the proceeds of which are $100,000,000 or more (an “Interim Sale”), the Linn Incentive Interests entitle the Company to 20% of the proceeds of such Interim Sale, notwithstanding the vesting requirements described below, after Quantum has received the return specified in the LLC Agreement (“Interim Sale Proceeds”) and subject to clawback by AcqCo to take into account vesting, forfeitures and the ultimate determination of the aggregate profits of AcqCo.
The Linn Units vest in the following manner and vesting may be accelerated in certain circumstances:

•	10.0% of the Linn Units will vest on each of the first five (5) anniversaries of the Effective Date; and

•	any Linn Units not vested pursuant to the immediately preceding bullet point will vest on the date that a Vesting Event (as defined below) occurs.
The LLC Agreement defines “Vesting Event” as the sale, in one or more series of related transactions (i) for cash of all or substantially all of the outstanding capital interests or assets of AcqCo to a person other than an affiliate of Quantum (a) at any time after, as of the time of such determination, the aggregate capital contributions of the Capital Member exceed 85% of the total capital commitment of the Capital Member or (b) in which any unfunded capital commitments are reduced to zero and AcqCo does not anticipate raising any additional capital, (ii) for marketable securities, or a combination of cash and marketable securities, if AcqCo elects to terminate the MSA or if the MSA is terminated or not renewed at the election of AcqCo. Additionally, if AcqCo sells all or substantially all of the outstanding capital interests or assets of AcqCo to a person other than an affiliate of Quantum for securities other than marketable securities, then clause (i) or (ii) above would apply to the subsequent sale of such securities for marketable securities or cash, provided that the other requirements of clause (i) or (ii), as applicable, are satisfied. Any unvested Linn Incentive Units will be forfeited for zero consideration if:

•	the Company fails to purchase or fund its required share of any assets jointly acquired with AcqCo as described below under “Development Agreement”; or

•	the MSA (as defined below) is terminated for any reason.
In addition, if the Company elects not to renew the MSA, an additional 10.0% of the Linn Units will be forfeited by the Company. The Linn Units are not entitled to vote pursuant to the LLC Agreement. The Company is not required to make any capital contributions to AcqCo as a result of holding the Linn Units.

The LLC Agreement provides that, by the end of 2015, the Company’s Compensation Committee and Quantum will design and implement a supplemental performance-based bonus plan (the “Supplemental Plan”) for the Company’s employees, including senior management, relating to incentive distributions received by the Company from AcqCo. In any year in which AcqCo intends to make a cash incentive payment to the Company, a portion of the proceeds, as determined by mutual consent of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and Quantum, will be allocated to the Supplemental Plan. The Compensation Committee will determine the amount of bonuses to be paid and the allocation of such bonuses among Company employees, and will take into account total Company unitholder performance when establishing supplemental bonus amounts. The Compensation Committee will obtain Quantum’s consent in connection with such determinations.
Management of AcqCo.
AcqCo is managed by the AcqCo Board, which is composed of five directors. Quantum has the right to designate up to two directors (the “Quantum Directors”), and the Company has the right to designate up to two directors (the “Company Directors”). The fifth director is John H. Campbell Jr., the President and Chief Operating Officer of Quantum Resources Management, LLC. Mark E. Ellis, the Chairman, President and Chief Executive Officer of the Company, is required to be one of the Company Directors so long as he serves as Chief Executive Officer of the Company, and Kolja Rockov, Executive Vice President and Chief Financial Officer of the Company, is required to be one of the Company Directors for so long as he serves as the Chief Financial Officer of the Company. Each Quantum Director will have two votes, and each other director will have one vote, on all matters presented to the AcqCo Board. All actions of the AcqCo Board will be made by a majority of all the votes entitled to be cast.
The summary of the LLC Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the LLC Agreement, which is filed as Exhibit 10.1 to this Current Report, and is incorporated herein. A copy of the press release announcing the signing of AcqCo is attached hereto as Exhibit 99.1.
Development Agreement
The Company entered into a Development Agreement (the “Development Agreement”) with AcqCo. The Development Agreement is dated as of the Effective Date, and was executed contemporaneously with the LLC Agreement and the MSA (defined below). The Development Agreement governs the respective rights and obligations of the Company and AcqCo with respect to certain potential acquisition or investment opportunities in oil and gas interests, the Public Company Opportunities (defined below) and the funding, acquisition, exploration, development and operation of assets jointly acquired by AcqCo and the Company pursuant to the Development Agreement (collectively, the “Joint Assets”).
The Development Agreement provides that, subject to certain exceptions, from and after the Effective Date and until the earliest of (i) the date as of which Quantum’s unfunded capital commitment in AcqCo is zero, (ii) the third anniversary of the Effective Date and (iii) the date on which the MSA is terminated by AcqCo pursuant to items (i), (ii), (iv), (vi) or (iv)(4) under “Management Services Agreement” (the “Exclusivity Period”), the Company will present to AcqCo all potential acquisition or investment opportunities with respect to oil and gas interests, whether direct or indirect, that the Company (or any of its affiliates) intends to pursue in North America. If AcqCo elects to jointly pursue an identified opportunity, the Development Agreement requires the Company to separately acquire for its own account 20.0% of the total interest in such opportunity. If accepted by AcqCo in its sole discretion, the Company may acquire a minimum of 15.0% and a maximum of 50.0% of the total interest in such opportunity. If, subject to the terms of the Development Agreement, either party desires to transfer all or any portion of its interests in any Joint Asset to any third party, the non-transferring party shall have a right of first offer on such interests, and acceptance of any such offer from the non-transferring party is in the sole discretion of the transferring party.
With respect to any opportunity by the Company (or its affiliates) to acquire any corporation, partnership or other entity that has publicly traded equity securities listed on a U.S. national or other major recognized securities exchange (a “Public Company Opportunity”) during the Exclusivity Period, any portion of the consideration of which consists of cash, AcqCo has the right to offer to fund all or a portion of such cash consideration and pursue such Public Company Opportunity. The Company will have the right to accept or reject AcqCo’s offer to pursue such Public Company Opportunity in the Company’s sole discretion. If the consideration for a Public Company Opportunity does not include cash, the Company will consult with AcqCo regarding AcqCo’s participation in such Public Company Opportunity, but will have no obligation to permit AcqCo or Quantum or any of their affiliates to participate in such Public Company Opportunity. If the Company closes a Public Company Opportunity without AcqCo’s participation, AcqCo will have a right of first refusal on any subsequent sale, assignment, transfer or disposition, other than an exchange, by the acquired entity of any of its oil and gas interests to any person that is not an affiliate of the Company on or prior to the first anniversary of the later to expire of the Exclusivity Period or the exclusivity period applicable to any other institutional acquisition partnership, limited liability company or entity for the purposes of future acquisition of oil and gas interests as described in the following paragraph or of the same type as described in the following paragraph and in which QEP participates.

In addition, for a period of three years following the Effective Date, in the event that the Company or its affiliates pursue any other institutional acquisition partnership, limited liability company or other entity for the purposes of future acquisitions of oil and gas interests, the Development Agreement requires that the Company offer to QEP an opportunity to enter into a new partnership or company with the Company with the same scope as such institutional acquisition partnership, limited liability company or other entity being pursued on the same terms and conditions (including the amount of QEP’s capital commitment) as set forth in the Development Agreement, the LLC Agreement and the MSA.
The Development Agreement will terminate upon the earliest to occur of: (i) following the Exclusivity Period, the date on which AcqCo no longer owns an interest in any Joint Assets, Quantum’s remaining unfunded capital commitment in AcqCo is reduced to zero and AcqCo does not anticipate raising any additional capital; (ii) the termination of the MSA by either AcqCo or Linn Operating (defined below) prior to the expiration of the Initial Term (defined below) if no acquisition of Joint Assets has been consummated by the expiration of the term of AcqCo and (iii) the unanimous agreement of the Company and AcqCo.
The summary of the Development Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Development Agreement, which is filed as Exhibit 10.2 to this Current Report, and is incorporated herein.
Item 8.01 Other Events
Management Services Agreement
Linn Operating, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Linn Operating”), will provide services to AcqCo with respect to the business operations of AcqCo and its subsidiaries as well as the operation of the Joint Assets pursuant to a Management Services Agreement (the “MSA”) with AcqCo. Linn Operating will be paid a fee under the MSA intended to cover the costs of providing such services. The term of the MSA commences on the Effective Date and will continue until the first anniversary of the closing date of the first acquisition of Joint Assets pursuant to the terms of the Development Agreement (the “Initial Term”), unless terminated (i) by either party’s election prior to the expiration of the Initial Term if no acquisition of Joint Assets has been consummated by the expiration of the term of AcqCo, (ii) automatically upon the election of either party not to extend the MSA for the next renewal term, (iii) by mutual written agreement of Linn Operating and AcqCo, (iv) by AcqCo (1) in the event Linn Operating is in material breach of the MSA and has not cured or has failed to commence remedial action to cure within 30 days of notice, (2) for cause, (3) in the event of a LINN Event (as defined in the LLC Agreement), (4) in the event of substantial suspension of the services by Linn Operating due to force majeure that is specific to Linn Operating, or (5) upon the occurrence of a Vesting Event, (v) by Linn Operating in the event AcqCo or any of its subsidiaries is in material breach of the MSA and has not cured or has failed to commence remedial action to cure within 30 days of notice, or (vi) by either party if the other party is affected by certain bankruptcy matters. Upon the expiration of the Initial Term and each renewal term, the MSA shall automatically terminate unless each party elects to extend the term for a six month renewal term. If the MSA is terminated pursuant to item (ii) of this paragraph (unless upon the occurrence of any Vesting Event), the party electing not to renew the MSA will be required to pay the other party a termination payment of $5 million. No termination payment shall be payable if the MSA is otherwise terminated pursuant to the terms thereof.
The foregoing does not purport to be a complete description of the MSA, or the transactions contemplated thereby.
DrillCo
The Company signed definitive agreements dated June 30, 2015 with private capital investor GSO Capital Partners (“GSO”), the credit platform of The Blackstone Group L.P. (NYSE: BX), to fund oil and natural gas development. Funds managed by GSO and its affiliates have agreed to commit up to $500 million with 5-year availability to fund drilling programs on locations provided by LINN. Subject to adjustments depending on asset characteristics and return expectations of the selected drilling plan, GSO will fund 100% of the costs associated with new wells drilled under these agreements and is expected to receive an 85% working interest in these wells until it achieves a 15% internal rate of return on annual groupings of wells, while LINN is expected to receive a 15% carried working interest during this period. Upon reaching the internal rate of return target, GSO’s interest will be reduced to 5%, while LINN’s will increase to 95%.
A copy of the press release announcing these transactions is attached hereto as Exhibit 99.2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

By:	/s/ Candice J. Wells
Candice J. Wells Vice President, General Counsel and Corporate Secretary
Date: July 7, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Limited Liability Company Agreement of QL Energy I, LLC, dated as of June 30, 2015.
10.2	Development Agreement, by and between Linn Energy, LLC and QL Energy I, LLC, dated as of June 30, 2015.
99.1	Press Release of Linn Energy, LLC, dated as of July 6, 2015.
99.2	Press Release of Linn Energy, LLC, dated as of July 6, 2015.